UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2009
____________________

Tegal Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)
000-26824
(Commission
File Number)
68-0370244
(I.R.S. Employer
Identification No.)

2201 South McDowell Boulevard
Petaluma, CA 94954
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

_____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 16, 2009, Tegal Corporation (the “Company”) notified The NASDAQ Stock Market LLC that, due to the resignation of Edward A. Dohring from its Board of Directors (the “Board”), the Company  no longer complies with NASDAQ’s independent directors requirement for continued listing as set forth in NASDAQ Listing Rule 5606(b)(1) and NASDAQ’s audit committee composition requirements for continued listing as set forth in NASDAQ Listing Rule 5605(c)(2)(A).  The Company currently has four directors, only two of whom the Board has determined to be an “independent director” as such term is defined in NASDAQ Listing Rule 5605(a)(2).

In accordance with Rules 5605(b)(1)(A) and 5605(c)(4)(B) of the NASDAQ Listing Rules, the Company has until the earlier of its next annual stockholders’ meeting or June 16, 2010 to regain compliance with the independent directors and audit committee composition requirements of the NASDAQ Listing Rules, provided that if its next annual stockholders’ meeting is held on or before December 13, 2009, then the Company must regain compliance no later than December 13, 2009.  The Company intends to evaluate candidates who are qualified to serve on the Board and the Audit Committee of the Board.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 15, 2009, the Board accepted the resignation of Edward A. Dohring as a member of the Board and as a member of all of the committees of the Board on which he served, effective as of June 16, 2009.  Mr. Dohring’s resignation is not related to any disagreement with the Company’s operations, policies or practices.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2009	TEGAL CORPORATION
	By:	/s/ Christine T. Hergenrother
	Name: Title:	Christine T. Hergenrother Vice President and Chief Financial Officer